NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS ANNOUNCES PRELIMINARY REVPAR
RESULTS FOR THIRD QUARTER 2022

DALLAS – October 11, 2022 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) reported today that the Company expects to report occupancy of approximately 71% for the third quarter of 2022 with an average daily rate of approximately $403 resulting in RevPAR of approximately $288. This RevPAR reflects an approximate increase of 19% compared to the third quarter of 2021 and an approximate increase of 19% compared to the third quarter of 2019.

Additionally, for the month of September 2022, RevPAR increased approximately 16% versus September 2019. For the month of August 2022, RevPAR increased approximately 12% versus August 2019. For the month of July 2022, RevPAR increased approximately 29% versus July 2019. The preliminary operating information discussed above assumes the 15 hotel properties owned and included in the Company’s operations at September 30, 2022, were owned as of the beginning of 2019.

“As a result of our optimally balanced portfolio of high-quality properties, we’re again extremely pleased with Braemar’s record third quarter performance,” noted Richard J. Stockton, Braemar’s President and Chief Executive Officer. “As expected, we continue to see outperformance relative to pre-pandemic metrics, with our average daily rates increasing approximately 36% when compared to the third quarter of 2019. During the quarter, our luxury resorts continued to benefit from enduring leisure demand while our urban portfolio continued to exhibit solid recovery growth. While recent performance primarily has been a result of strong average daily rates, there is plenty of room for occupancy to continue to climb, keeping us looking forward to continued steady growth.”

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Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to pay dividends; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.
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